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                                                                     EXHIBIT 99

  Press Release Issued by Phoenix Information Systems Corp. on December 3, 1997



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                                               PHOENIX INFORMATION SYSTEMS CORP.


FOR IMMEDIATE RELEASE


              PHOENIX TO FILE FOR CHAPTER 11 BANKRUPTCY PROTECTION


St. Petersburg, Florida, USA ... December 3, 1997... Phoenix Information Systems Corp. ("Phoenix")(PHXS - OTC Bulletin Board) announces that after an extensive and unsuccessful search for permanent financing it has determined to seek protection under Chapter 11 of the Bankruptcy Code.

         The Company also announces that, subject to court approval, it has arranged for debtor-in-possession financing and a sale of all its major assets for $20 million to S-C Phoenix Partners, a major shareholder. As part of the terms and conditions of the sale, the Company has agreed to a $1 million breakup fee and a non-solicitation arrangement that prohibits the Company from actively seeking other buyers or offers of financing.













CONTACT:  For further information, please call 800/664-7472 or 813/894-8021.

         Paul Henry, Director
         Michael Gordon, Investor Relations

DECEMBER 3, 1997           PHOENIX INFORMATION SYSTEMS CORP. -- PRESS RELEASE